UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2009
EAGLE ROCK ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	001-33016	68-0629883

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)
1415 Louisiana Street, Suite 2700
Houston, Texas 77002
(Address of principal executive offices, including zip code)
(281) 408-1200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EX-2.1
EX-10.1
EX-99.1

Item 1.01. Entry Into a Material Definitive Agreement.
   On December 21, 2009, Eagle Rock Energy Partners, L.P. (the “Partnership”) announced that it had entered into the following agreements:
•	a Securities Purchase and Global Transaction Agreement, dated as of December 21, 2009 (the “Global Transaction Agreement”), by and between the Partnership, Eagle Rock Energy GP, L.P., the general partner of the Partnership (the “ERGP”), Eagle Rock Energy G&P, LLC, the general partner of ERGP (“G&P LLC”), Natural Gas Partners VII, L.P., Natural Gas Partners VIII, L.P. (together with Natural Gas Partners VII, L.P., “Natural Gas Partners”), Montierra Minerals & Production Company, L.P., an affiliate of Natural Gas Partners (“Montierra”), Montierra Management LLC, the general partner of Montierra (“Montierra GP”) and Eagle Rock Holdings, L.P., an affiliate of Natural Gas Partners and the sole, direct or indirect, equity owner of ERGP (“ERH” and, together with Natural Gas Partners, Montierra and the general partner of Montierra, the “NGP Parties”); and

•	a Purchase and Sale Agreement, dated as of December 21, 2009 (the “Minerals Purchase and Sale Agreement”), by and between the Partnership’s wholly-owned subsidiaries Eagle Rock Pipeline GP, LLC and EROC Production LLC (collectively, the “Minerals Business Selling Subsidiaries”) and BSAP II GP L.L.C. (“Black Stone Minerals”), a subsidiary of Black Stone Minerals Company, L.P. pursuant to which the Partnership will sell all of its fee mineral and royalty interests business (the “Minerals Business”) to Black Stone Minerals for $174.5 million in cash, subject to customary purchase price adjustments (the “Minerals Business sale”).
Natural Gas Partners owns a significant equity position in the Partnership through ERH, which directly and indirectly owns 2,338,419 common units, 20,691,495 subordinated units and all of the incentive distribution rights in the Partnership. ERH also owns all of the equity interests in ERGP, the Partnership’s general partner (directly and through its ownership of all equity interests of ERGP’s general partner, G&P LLC).
Global Transaction Agreement
          Subject to the approval of the unaffiliated unitholders of the Partnership and the satisfaction or waiver of the conditions contemplated therein, the Global Transaction Agreement provides for the Partnership to undergo a recapitalization by completing the following transactions:
•	The Partnership will distribute to its existing unitholders 0.35 detachable rights for each outstanding common and general partner unit, with each whole right entitling the holder to acquire, for an exercise price of $2.50, both a newly-issued common unit of the Partnership and a detachable two-year warrant to purchase an additional common unit in the Partnership for $6.00 in cash (the “rights offering”), and Natural Gas Partners and certain affiliates will fully participate in the rights offering by exercising all of the rights received in respect of approximately 9,544,720 common units and general partner units owned by Natural Gas Partners and other affiliates;

•	If the Conflicts Committee (the “Conflicts Committee”) of the board of directors of G&P LLC (the “Board”) determines it is in the best interest of the Partnership, the Partnership will use its commercially reasonable efforts to complete an equity offering of (i) no more than $105 million of common units (excluding any overallotment option) at a price to the public or the ultimate purchaser of not less than $3.10 per common unit or (ii) no more than $140 million of common units (excluding any overallotment option) at a price to the public or the ultimate purchaser of not less than $3.40 per common unit (the “equity offering”). ERH has agreed to act as a standby purchaser of common units in the equity offering, by purchasing a number of common units at $3.10 that leads to an aggregate investment equal to the lesser of: (i) $105 million minus the actual gross proceeds (if any) of the equity offering; and (ii) $41,648,370 (the “standby commitment”);

•	ERGP and ERH will contribute to the Partnership all of the Partnership’s outstanding incentive distribution rights and subordinated units, and the First Amended and Restated Agreement of Limited Partnership of the Partnership (the “current partnership agreement”) will be amended and restated to eliminate the incentive distribution rights and subordinated units from the Partnership’s capital structure;

•	The Partnership will pay to ERH a transaction fee of $29 million in cash or in common units of the Partnership valued at $3.10 per common unit (the “transaction fee”);

•	ERH will grant the Partnership an option, exercisable at the election of the Conflicts Committee, to acquire the Partnership’s general partner and its general partner, in exchange for 1,000,000 common units of the Partnership (the “GP acquisition option”) and the Partnership’s current partnership agreement will be amended and restated to provide for the election of a majority of the Board by the public common unitholders of the Partnership and certain other corporate governance changes upon the exercise of this option. Following the exercise of the option, our general partner units will no longer be entitled to a distribution. The option will expire on December 31, 2012; and

•	The Partnership will use all net proceeds received in the rights offering and the equity offering, including in connection with the standby commitment (i) to pay to ERH any cash portion of the transaction fee payable, (ii) to repay outstanding Partnership indebtedness and (iii) for other general purposes of the Partnership, including, if determined by the Board to be in the best interests of the Partnership, resetting Partnership hedge arrangements.
          The completion of each of the transactions contemplated in the Global Transaction Agreement is conditioned upon: (i) the approval of holders of a majority of the common units of the Partnership other than ERGP and its affiliates, including Natural Gas Partners (the “public unitholders”) of the Global Transaction Agreement and the associated amendments to the current partnership agreement (the “required unitholder approvals”) and (ii) the completion of the Minerals Business sale. Additionally, the obligations of the parties related to certain of the transactions contemplated by the Global Transaction Agreement, including the rights offering, the NGP Parties’ commitment to participate in the rights offering and standby commitment, the Partnership’s payment of the transaction fee and the Partnership’s exercise of the GP acquisition option are subject to additional customary conditions that must be satisfied, or where permissible, waived by the Partnership, ERGP or the NGP Parties, as appropriate, such as the absence of any governmental order enjoining the transaction, the material accuracy of any counterparty’s representations and warranties and the material compliance of any counterparty with its covenants and obligations under the Global Transaction Agreement.
          The Conflicts Committee, which is comprised entirely of independent members of the Board, determined that the Global Transaction Agreement and the Minerals Purchase and Sale Agreement, as well as the transactions contemplated in the agreements (collectively, the “Recapitalization and Related Transactions”), are in the best interests of the Partnership and the public unitholders, approved them and recommended them to the Board for approval. Based on the recommendation of the Conflicts Committee, the Board has approved the Global Transaction Agreement, the Minerals Purchase and Sale Agreement and the associated amendments to the current partnership agreement and has recommended, along with the Conflicts Committee, that the public unitholders approve the Global Transaction Agreement and the associated amendments to the current partnership agreement.
          The Partnership has agreed: (i) to take, in accordance with applicable law, Nasdaq rules and the current partnership agreement, all action necessary to call, hold and convene a special meeting of common unitholders to obtain the required unitholder approvals; (ii) to prepare and file with the Securities and Exchange Commission (the “SEC”) a proxy statement as promptly as reasonably practicable; (iii) to use its commercially reasonable efforts to cause the proxy statement to be transmitted to the holders of common units and subordinated units as promptly as practicable following the filing of the proxy statement in definitive form with the SEC; and (iv) to take all reasonable lawful action to solicit approval of the recapitalization and related transactions by the holders of common units and by the holders of subordinated units.
          The Global Transaction Agreement contains restrictions on the Partnership’s ability to solicit or engage in discussions or negotiations with a third party regarding specified transactions that would constitute a “competing proposal” and the ability of the Conflicts Committee or the Board to change or withdraw its recommendation regarding the Global Transaction Agreement. Notwithstanding these restrictions, under circumstances specified in the Global Transaction Agreement, the Partnership may respond to an unsolicited written competing proposal if the Board or the Conflicts Committee determines that such competing proposal could possibly lead to either the Board or the Conflicts Committee changing or withdrawing its recommendation regarding the transactions contemplated in the Global Transaction Agreement.
          The Global Transaction Agreement may be terminated in certain circumstances, including, among others:
•	by any of the parties thereto if the required unitholder approvals are not obtained by June 30, 2010;

•	By the NGP Parties, upon requisite written notice:
•	if the average of the closing prices on the Nasdaq of a common unit during ten consecutive trading days was less than $1.50; provided, that no such notice may be delivered to us after the required unitholder approvals are obtained; or

•	if, prior to the payment of the transaction fee, a “material adverse effect” (as defined in the Global Transaction Agreement) has occurred; and
•	By the Conflicts Committee, upon written notice to the NGP Parties delivered prior to the receipt of the required unitholder approval, if the Conflicts Committee determines that terminating the Global Transaction Agreement in favor of a competing proposal is either in the best interest of EROC or in the best interests of the EROC public unitholders.
Additionally, the Global Transaction Agreement will automatically terminate upon the termination of the Minerals Purchase and Sale Agreement pursuant to its terms prior to the completion of the Minerals Business sale.
          As defined in the Global Transaction Agreement, a “material adverse effect” includes, among other circumstances, the following specific sets of circumstances:

•	the Adjusted EBITDA (as defined in the Global Transaction Agreement) of the Partnership for the calendar quarter ending (i) December 31, 2009 being less than $37.275 million, (ii) March 31, 2010 being less than $25.05 million, or (iii) June 30, 2010 being less than $24.675 million and, in any such case the primary cause(s) of such reduced Adjusted EBITDA is or are reasonably expected to continue for 12 months from its or their inception;

•	the aggregate average daily throughput of all Partnership midstream and production assets (excluding the Minerals Business assets for the calendar quarter ending (i) December 31, 2009 being less than 464,141 mcf/d, (ii) March 31, 2010 being less than 481,287 mcf/d, or (iii) June 30, 2010 being less than 508,707 mcf/d and, in any such case the primary cause(s) of such reduced throughput is or are reasonably expected to continue for 12 months from its or their inception; and

•	the removal from office (with the approval of a majority of the members of the Board who serve on the Conflicts Committee), death or permanent disability of Joseph Mills, the chief executive officer of G&P LLC.
          If the Global Transaction Agreement is terminated under certain circumstances, including upon a change in or withdrawal of the Conflicts Committee’s or the Board’s recommendation of the Global Transaction Agreement and related proposals and the subsequent failure to receive the required unitholder approvals at the special meeting, then ERH will be entitled to a $7 million termination fee.
Minerals Purchase and Sale Agreement
          Under the terms of the Minerals Purchase and Sale Agreement, the Minerals Business Selling Subsidiaries have agreed to sell to Black Stone Minerals all of the partnership interests (the “Interests”) in Eagle Rock Production, L.P., a Texas limited partnership (the “Acquired Company” and, together with its subsidiary Eagle Rock Development Company, L.L.C., a Texas limited liability company (the “Acquired Sub”), the “Acquired Companies”) which owns and operates the Minerals Business, for an aggregate cash purchase price of $174.5 million. Upon execution of the Minerals Purchase and Sale Agreement, Black Stone Minerals delivered a deposit of $17 million into escrow, to be used toward the purchase price if the Minerals Business sale is completed. Black Stone Minerals retains the benefit of any interest or other income earned on the deposit amount. The obligations of the Minerals Business Selling Subsidiaries and Black Stone Minerals under the Minerals Purchase and Sale Agreement have been guaranteed by the Partnership and Black Stone Minerals Company, L.P., respectively.
          The effective date of the Minerals Business Sale will be January 1, 2010, and the purchase price will be adjusted to ensure that, other than capital expenditures, (i) the Partnership receives the benefit of all revenues received and incurs the costs of all costs incurred on account of operation of or production from the Minerals Business before January 1, 2010 and (ii) Black Stone Minerals receives the benefit of all revenues received and incurs the costs of all costs incurred on account of operation of or production from the Minerals Business on or after January 1, 2010. In addition, the purchase price will be adjusted to credit the Partnership for any capital expenditures made by any Acquired Company at any time after December 1, 2009.
          The completion of the Minerals Business sale is subject to certain conditions, including the receipt of the requisite unitholder approvals of the Global Transaction Agreement and associated amendments to the current partnership agreement. Unless otherwise agreed by the parties, the closing of the Minerals Business Sale will occur, at Black Stone Minerals’ election, on any day not less than three nor more than seven days following the receipt of the requisite unitholder approvals.
          The Minerals Purchase and Sale Agreement contains restrictions on the Partnership’s and the Minerals Business Subsidiaries’ ability to solicit or engage in discussions or negotiations with a third party regarding specified transactions that would constitute a “competing proposal” to the Minerals Business sale. Notwithstanding these restrictions, under circumstances specified in the Minerals Purchase and Sale Agreement, the Partnership may respond to an unsolicited written competing proposal if the Board or the Conflicts Committee determines that furnishing such information to, or entering into or participating in discussions or negotiations with, any such person is likely to be in the best interests of the Partnership or the public unitholders.
          The Minerals Purchase and Sale Agreement may be terminated in certain circumstances, including by any of the parties thereto if the Minerals Business sale has not been completed by June 30, 2010, unless the date is extended. Additionally, the Minerals Purchase and Sale Agreement will automatically terminate upon the termination of the Global Transaction Agreement pursuant to its terms if the termination occurs before closing of the transaction under the Minerals Purchase and Sale Agreement. In the event that (i) the Minerals Purchase and Sale Agreement is terminated by the Minerals Business Selling Subsidiaries because the Minerals Business sale has not been completed by June 30, 2010, or the extended date, and (ii) Black Stone Minerals is in material breach of the Minerals Purchase and Sale Agreement at the time of the termination, then the Minerals Business Selling Subsidiaries will be entitled to retain the $17 million deposit delivered by Black Stone Minerals in connection with the execution of the Minerals Purchase and Sale Agreement. If the Minerals Purchase and Sale Agreement is terminated for any other reason, then the escrow agent will return the deposit to Black Stone Minerals.
Miscellaneous
          The foregoing summary of the Global Transaction Agreement, the Minerals Purchase and Sale Agreement and the Recapitalization and Related Transactions does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Global Transaction Agreement (including the exhibits thereto) and the Minerals Purchase and Sale Agreement, which are attached as exhibits to this Current Report and incorporated herein by reference.
          The Global Transaction Agreement and the Minerals Purchase and Sale Agreement have been included to provide investors and security holders with information regarding their respective terms. They are not intended to provide any other factual information about the Partnership. The representations, warranties, and covenants contained in the agreements were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.
Important Additional Information Regarding the Recapitalization will be Filed with the Securities and Exchange Commission (“SEC”)
          In connection with the proposed Recapitalization and Related Transactions, the Partnership will file a proxy statement and other documents with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PARTNERSHIP AND THE RECAPITALIZATION AND RELATED TRANSACTIONS. Investors and security holders may obtain copies of the proxy statement and other documents that the Partnership files with the SEC (when they are available) free of charge at the SEC’s web site at http://www.sec.gov. The definitive proxy statement and other relevant documents may also be obtained (when available) free of charge on the Partnership’s web site at http://www.eaglerockenergy.com or by directing a request to Eagle Rock Energy Partners, L.P., P.O. Box 2968, Houston, Texas 77252-2968, Attention: Investor Relations.
          The Partnership and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from the unitholders of the Partnership in connection with the proposed transactions. Information regarding the special interests of persons who may be deemed to be such participants in the proposed transactions will be included in the proxy statement when it becomes available. Additional information regarding the directors and executive officers of the Partnership is also included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2008, and subsequent statements of changes in beneficial ownership on file with the SEC. These documents are available free of charge at the SEC’s web site at http://www.sec.gov and from Investor Relations at Eagle Rock Energy Partners, L.P. as described above.
Item 7.01. Regulation FD Disclosure.
          On December 21, 2009, the Partnership issued a press release announcing it had entered into the Global Transaction Agreement and Minerals Purchase and Sale Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.
          In addition, the Partnership has posted an update to its hedging overview presentation on its website. The updated hedging presentation includes hedge transactions executed on December 17, 2009 as well as additional information about the nature of its commodity hedging activities and its current portfolio of commodity derivative transactions. The presentation entitled “Commodity Hedging Overview”, dated December 21, 2009, may be accessed by going to www.eaglerockenergy.com, selecting Investor Relations, then selecting Presentations.
          In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 shall be deemed to be “furnished” and not be deemed to be “filed” for purposes of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).
          The statements included in this Current Report on Form 8-K regarding any transaction with Natural Gas Partners, Black Stone Minerals, L.P. and their respective affiliates, or any offering of securities, including the timing thereof, the likelihood that any such transaction could be consummated and other statements that are not historical facts, are forward-looking statements. These statements involve risks and uncertainties, including, but not limited to, actions by regulatory authorities, market conditions, the Partnership’s financial results and performance, satisfaction of closing conditions, actions by third parties and other factors detailed in risk factors and elsewhere in the Partnership’s Annual Report on Form 10-K and other filings with the SEC. Should one or more of these risks or uncertainties materialize (or the consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Partnership disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated as of December 21, 2009 (the “Minerals Purchase and Sale Agreement”), by and between Eagle Rock Pipeline GP, LLC, EROC Production LLC and BSAP II GP L.L.C. Schedules and Exhibits are omitted pursuant to Section 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted Schedule to the SEC upon request.

10.1	Securities Purchase and Global Transaction Agreement, dated as of December 21, 2009, by and between the Partnership, Eagle Rock Energy GP, L.P., Eagle Rock Energy G&P, LLC, Natural Gas Partners VII, L.P., Natural Gas Partners VIII, L.P., Montierra Minerals & Production Company, L.P., Montierra Management LLC, the general partner of Montierra and Eagle Rock Holdings, L.P.

99.1	Press Release of the Partnership dated December 21, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAGLE ROCK ENERGY PARTNERS, L.P.

	By:	Eagle Rock Energy GP, L.P.,
its general partner

	By:	Eagle Rock Energy G&P, LLC,
its general partner

Date: December 21, 2009	By:	/s/ Joseph A. Mills Joseph A. Mills
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated as of December 21, 2009 (the “Minerals Purchase and Sale Agreement”), by and between Eagle Rock Pipeline GP, LLC, EROC Production LLC and BSAP II GP L.L.C. Schedules and Exhibits are omitted pursuant to Section 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted Schedule to the SEC upon request.

10.1	Securities Purchase and Global Transaction Agreement, dated as of December 21, 2009, by and between the Partnership, Eagle Rock Energy GP, L.P., Eagle Rock Energy G&P, LLC, Natural Gas Partners VII, L.P., Natural Gas Partners VIII, L.P., Montierra Minerals & Production Company, L.P., Montierra Management LLC, the general partner of Montierra and Eagle Rock Holdings, L.P.

99.1	Press Release of the Partnership dated December 21, 2009.